UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 27, 2012

Date of report (Date of earliest event reported)

SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

(952) 500-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 27, 2012, Starboard Value LP and SurModics, Inc. (the “Company”) terminated that certain Settlement Agreement by and among the Company and Ramius LLC and certain of its affiliates (collectively, “Ramius”) dated January 5, 2011 (the “Settlement Agreement”). As a result of a spin-off of Ramius’s Value and Opportunity business into a stand-alone and independent business managed by Starboard Value LP in March 2011, Starboard Value LP and certain of its affiliates (collectively, “Starboard”) succeeded to all rights and obligations of Ramius under the Settlement Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 27, 2012, Jeffrey C. Smith submitted his letter of resignation as a member of the Board of Directors of the Company, which letter stated it was effective immediately and indicated no disagreement with the Company or its Board of Directors. At this time, the Company does not intend to fill the vacancy created as a result of Mr. Smith’s resignation. Attached as Exhibit 99.1 is a copy of a press release announcing Mr. Smith’s resignation.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated August 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: August 27, 2012	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

99.1	Press Release dated August 27, 2012	Filed Electronically